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                                                    Exhibit 10(j)

                        ESCROW AGREEMENT
                        ----------------

     THIS ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into as of the ----- day of ------------, 1995, by and among Top Air Manufacturing, Inc., an Iowa corporation ("Top Air"), Clay Equipment Corporation, an Iowa corporation ("Clay Equipment"), and Norwest Bank Iowa, N.A., a national banking association (the "Escrow Agent").

                      W I T N E S S E T H:
                      - - - - - - - - - -

     WHEREAS, Section 3.02 of that certain Asset Purchase Agreement dated April 11, 1995 by and among Top Air, Clay Equipment and Clay Holding, Inc. ("Clay Holding"), as amended by amendatory agreement dated as of May 5, 1995 (collectively, the "Purchase Agreement"), a copy of which has previously been delivered to the Escrow Agent, provides that Top Air and Clay Equipment shall enter into an escrow agreement with an escrow agent and deposit the shares of "Hold-Back Stock" (as defined in the Purchase Agreement) into the escrow account established thereunder as security for the indemnification obligations of Clay Equipment under Section 10.01 of the Agreement; and

     WHEREAS, the Escrow Agent is willing to act as escrow agent under this Escrow Agreement;

     NOW, THEREFORE, the parties hereby agree as follows:

     1.   Appointment of Escrow Agent.
          ---------------------------

          Top Air and Clay Equipment hereby appoint Norwest Bank Iowa, N.A. as escrow agent (the "Escrow Agent") to receive, hold and distribute the Hold-Back Stock deposited with the Escrow Agent hereunder in accordance with this Escrow Agreement. The Escrow Agent hereby accepts such appointment, all subject to and upon the terms and conditions set forth herein.

     2.   General Intention.
          -----------------

          It is the parties' intention that the Escrow Agent shall receive, hold and distribute the Hold-Back Stock in accordance with the express provisions of this Escrow Agreement, and, except as specifically set forth herein, shall not make, be required to make or be liable in any manner for its failure to make, any determination under the Purchase Agreement or any other agreement, including without limitation any determination of whether Top Air or Clay Equipment have complied with the terms of the Purchase Agreement or whether either Top Air or Clay Equipment is entitled to the delivery of any shares of the Hold-Back Stock or to any other right or remedy under the Purchase Agreement.


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     3.   Specific Provisions.
          -------------------

          (a) Simultaneously with the execution of this Escrow Agreement, Top Air will deposit with the Escrow Agent the Hold-Back Stock to be held by the Escrow Agent pursuant to the terms of this Escrow Agreement. The Escrow Agent, by execution of this Escrow Agreement, acknowledges receipt of the Hold-Back Stock.

          (b) If and whenever, prior to the second anniversary date of the date hereof (the "Expiration Date"), Top Air shall claim a right to indemnification pursuant to Section 10.01 of the Purchase Agreement, then Top Air shall notify the Escrow Agent and Clay Equipment, in writing, by registered or certified mail, postage prepaid. Such notice shall state the basis for such claim and the nature of the liability, loss, damage, cost or expense incurred by, or imposed upon Top Air on account thereof. If such liability, loss, damage, cost or expense is liquidated in amount, the notice shall so state and such amount shall be deemed the amount of the particular claim of Top Air against the shares of Hold-Back Stock then being held by the Escrow Agent hereunder (the "Escrow Fund"). If the amount is not liquidated, the notice shall so state and, in such event, a claim shall be deemed asserted against the Escrow Fund on behalf of Top Air, to be held hereunder pending the determination of the amount hereof.

          (c) If Clay Equipment shall not, within ten (10) days after the mailing of such notice, advise the Escrow Agent and Top Air, in writing, that it denies the right of Top Air to indemnity in respect of such claim, the Escrow Agent is, at the end of such period, authorized to deem such claim admitted to the extent the amount is liquidated, and to the extent such claim becomes liquidated; provided, that, with respect to unliquidated claims,
            --------  ----
upon the determination of the amount of such claim, Top Air shall give written notice of such amount to the Escrow Agent and Clay Equipment, whereupon Clay Equipment shall have ten (10) days from the giving of such notice to notify the Escrow Agent of any dispute it may have with respect to the amount of such claim.

          (d) If Clay Equipment shall notify the Escrow Agent and Top Air, in writing, that it disputes any claim made by Top Air against the Escrow Fund or the amount thereof, the parties hereto shall endeavor to settle and compromise said claim or the amount thereof, and if unable to agree on any settlement or compromise, such claim of liability shall be settled by litigation brought in a court of competent jurisdiction. Any liability established by reason of such settlement, compromise or litigation shall be paid and satisfied from the Escrow Fund.

          (e) Notwithstanding any other provisions of this Escrow Agreement, Top Air shall be entitled to make claims against the Escrow Fund until the Expiration Date.

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     4.   Escrow Agent.
          ------------

          The Escrow Agent has been induced to accept its duties under this Escrow Agreement by the following terms, conditions, agreements and representations of Top Air and Clay Equipment:

          (a) The Escrow Agent shall not be liable to Top Air or Clay Equipment, or any of them, or any of their successors, representatives, heirs and assigns, for any action or failure to act by the Escrow Agent hereunder, except for the Escrow Agent's own gross negligence or willful misconduct. Top Air and Clay Equipment shall jointly and severally indemnify and hold harmless the Escrow Agent and any successor, representative, employee or agent of the Escrow Agent, from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney's fees and disbursements, arising out of or in connection with this Escrow Agreement, except for claims against the Escrow Agent based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent.

          (b) In the event of any disagreement between Top Air and Clay Equipment resulting in adverse claims or demands being made in connection with the Escrow Agreement, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to hold the Escrow Account until the Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) written instructions executed by Top Air and Clay Equipment directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement.

          (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (d) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. The Escrow Agent shall not be bound by the provisions of any other agreement, including, without limitation, the Purchase Agreement.

          (e) The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property.

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     5.   Ownership of Escrow and Shares.
          ------------------------------

          Pursuant to and in furtherance of the "Distribution" (as defined in the Purchase Agreement), the shares of Hold-Back Stock being held hereunder will be issued to, and in the name of, a third-party designated by Clay Equipment (the "Record Owner"), as the record holder thereof for the benefit of the "ESOP Participants" (as defined in the Purchase Agreement). Such ESOP Participants, as beneficial holders, shall have all of the rights of a shareholder with respect to the Hold-Back Stock, including the right to vote such shares; provided, however, that all of the
                           --------  -------
shares of Hold-Back Stock shall be subject to the provisions hereof, including the provisions with respect to the retransfer of any shares pursuant to paragraph 6 hereof. Except as expressly permitted hereunder, none of the shares of Hold-Back Stock shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by the Record Owner or any beneficial owner thereof at any time during the term of this Escrow Agreement.

     6.   Distribution and Termination.
          ----------------------------

          (a) Upon the determination of the amount of any claim of Top Air for which it is entitled to indemnification pursuant to
Section 10.01 of the Purchase Agreement, the Escrow Agent shall deliver to Top Air that number of shares of the Hold-Back Stock (rounded up to the nearest whole number), together with a related stock power endorsed in blank, the value of which equals the amount of the claim successfully established by Top Air pursuant to paragraph 3 hereof. The value of the shares of Hold-Back Stock shall be determined by reference to the "Market Value" (as hereinafter defined) thereof on the date of such delivery.

          (b) This Escrow Agreement shall terminate upon the date upon which all claims of Top Air pursuant to Section 10.01 of the Purchase Agreement which shall have been made by Top Air prior to the Expiration Date shall have been settled or otherwise disposed of.

          (c) Upon such termination, and after satisfying all delivery requirements of subparagraph (a) of this paragraph 6 to Top Air, the Escrow Agent shall distribute the remaining Hold-Back Stock, if any, to the Record Holder, or to the ESOP Participants as instructed by the Record Holder.

          (d) "Market Value" means the average of the bid and asked prices of the shares of Top Air common stock, on a per share basis, as reported on the NASDAQ Small-Cap Market (or on such other market on which such bid and asked prices are reported or quoted) for the trading day immediately preceding the date on which shares of Hold-Back Stock are delivered to Top Air pursuant to paragraph 3.

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     7.   Notices.
          -------

          Any notices, objections or other communications required or permitted hereunder shall be in writing and shall, except as set forth elsewhere in this Escrow Agreement, be deemed to have been duly given when delivered by hand; or when telecopied, receipt confirmed; or when mailed by first-class, certified mail, postage prepaid, to Top Air, Clay Equipment and the Escrow Agent at the following addresses:

          If to Top Air:

               Top Air Manufacturing, Inc.
               Steven R. Lind, President
               406 Highway 20
               Parkersburg, Iowa 50665
               Telecopy No.:  (319) 346-1527

          with a copy to:

               Robert H. Wexler, Esq.
               Gallop, Johnson & Neuman, L.C.
               101 South Hanley
               St. Louis, Missouri 63105
               Telecopy No.:  (314) 862-1219

          If to Clay Equipment:

               Clay Equipment Corporation
               101 Lincoln Street, Box 729
               Cedar Falls, Iowa  50613
               Attention:  Leonard J. Hare
               Telecopy No.:  -----------------------------

          With a copy to:

               John C. Larsen, Esq.
               Redfern, Mason, Dicter, Larsen & Moore
               315 Clay Street
               Cedar Falls, Iowa 50613
               Telecopy No.:  (319) 277-3531

          If to Escrow Agent:

               Norwest Bank Iowa, N.A.
               --------------------------------------------
               --------------------------------------------

               Attention:----------------------------------
               Telecopy No.: ------------------------------

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Notices or communications so given shall be deemed to have been given on the date so delivered, deposited in the United States mail or sent via telecopier; provided, however, that no notice or
                        --------  -------
communication given to the Escrow Agent shall be deemed effective until actually received by the Escrow Agent. Any address or telecopy number set forth above may be changed by notice given pursuant to this paragraph 7.

     8.   Miscellaneous.
          -------------

          (a) Any provision of this Escrow Agreement which may be determined by a final judgment to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. It is expressly understood, however, that the parties hereto intend each and every provision of this Escrow Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provisions of this Escrow Agreement.

          (b) The Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties. This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of Iowa.

          (c) This Escrow Agreement may only be modified or terminated by a writing signed by Top Air, Clay Equipment and Escrow Agent, and no waiver hereunder shall be effective unless in a writing signed by or on behalf of the party to be charged.

          (d) Top Air shall pay or reimburse the Escrow Agent upon request for all reasonable expenses, including reasonable attorney's fees, incurred by the Escrow Agent in performance of its duties under this Escrow Agreement.

          (e) This Escrow Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Escrow Agreement by signing any such counterpart.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this
Escrow Agreement as of the day and year first above written.


                              "Top Air"

                              TOP AIR MANUFACTURING, INC.



                              By:  -------------------------------------

                              Title:  ----------------------------------


                              "Clay Equipment"

                              CLAY EQUIPMENT CORPORATION



                              By:  -------------------------------------

                              Title:  ----------------------------------


                              "Escrow Agent"

                              ----------------------------------



                              By:  -------------------------------------

                              Title:  ----------------------------------



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